                                                                      Exhibit 11

                             GENESIS HEALTH VENTURES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                 (in thousands, except share and per share data)

                                                                      3/31/97                    3/31/96
                                                                    -----------               -----------

Primary Earnings Per Share:

                                                                    -----------               -----------
     Reported net income                                            $    13,494               $     7,810
                                                                    -----------               -----------

     Weighted average shares & CSE's:                                36,372,903                25,306,685
                                                                    -----------               -----------


                                                                    -----------               -----------
     Primary EPS - Net income                                       $      0.37               $      0.31
                                                                    ===========               ===========

Fully Diluted Earnings Per Share:
                                                                    -----------               -----------
     Reported net income                                            $    13,494               $     7,810
                                                                    -----------               -----------

       Interest expense, amortization and other costs
         related to the assumed conversion of the
         Convertible Debentures, net of tax                                                           697

                                                                    -----------               -----------
     Adjusted net income                                            $    13,494               $     8,507
                                                                    -----------               -----------

     Weighted average shares & CSE's:
         Common shares                                               36,372,903                25,306,685
         Additional option shares                                         1,790
         Convertible Debenture shares                                                           3,491,047

                                                                    -----------               -----------
         Total                                                       36,374,693                28,797,732
                                                                    -----------               -----------


                                                                    -----------               -----------
     Fully diluted EPS - Net income                                 $      0.37               $      0.30
                                                                    ===========               ===========


                             GENESIS HEALTH VENTURES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                    SIX MONTHS ENDED MARCH 31, 1997 AND 1996
                 (in thousands, except share and per share data)


                                                                        3/31/97                 3/31/96
                                                                     -------------          -------------

Primary Earnings Per Share:
     Reported earnings before debenture conversion expense
         and extraordinary item                                      $     25,002            $     14,355
     Debenture conversion expense, net of tax                                                        (687)
     Extraordinary item, net of tax                                          (553)
                                                                     ------------            ------------
     Reported net income                                             $     24,449            $     13,668
                                                                     ------------            ------------

     Weighted average shares & CSE's:                                  35,285,093              24,730,819
                                                                     ------------            ------------

     Primary EPS before debenture conversion expense                        $0.71                   $0.58
     Primary EPS - Debenture conversion expense                                                    ($0.03)
     Primary EPS - Extraordinary item, net of tax                          ($0.02)
                                                                     ------------            ------------
        change in accounting principle

     Primary EPS - Net income                                        $       0.69            $       0.55

Fully Diluted Earnings Per Share:
     Reported earnings before debenture conversion expense           $     25,002            $     14,355
     Debenture conversion expense, net of tax                                                        (687)
     Extraordinary item, net of tax                                  ($       553)
                                                                     ------------            ------------
     Reported net income                                                   24,449                  13,668
     Adjustments to net income:
       Interest expense, amortization and other costs
         related to the assumed conversion of the
         Convertible Debentures, net of tax                                   303                   1,485
                                                                     ------------            ------------
     Adjusted net income                                             $     24,752            $     15,153
                                                                     ------------            ------------

     Weighted average shares & CSE's:
         Common shares                                                 35,285,093              24,730,819
         Additional option shares                                          92,881
         Convertible Debenture shares                                     884,889               4,085,900
                                                                     ------------            ------------
         Total                                                         36,262,863              28,816,719
                                                                     ------------            ------------



     Fully diluted EPS before debenture conversion expense           $       0.70            $       0.55
     Fully diluted EPS - Debenture conversion expense                                               (0.02)
     Fully diluted EPS - Extraordinary item, net of tax             ($       0.02)

                                                                     ============            ============
     Fully diluted EPS - Net income                                  $       0.68            $       0.53
                                                                     ============            ============
